UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2016

Date of Report (Date of earliest event reported)

Stallion Synergies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-196599	46-5343763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue Suite H207 New York, New York 10001	10001
(Address of principal executive offices)	(Zip Code)

(212) 726-2983

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 8, 2016, there was a change in control of Stallion Synergies, Inc., a corporation organized under the laws of the State of Nevada (the "Company"). In accordance with the terms and provisions of that certain stock purchase agreement dated March 26, 2016 and effective April 8, 2016 (the "Stock Purchase Agreement") by and between Long Nguyen (“Nguyen”) and Qiaofang Liang, Xianguo Si and Aibo Wen (collectively, the “Purchasers”), the Purchasers acquired from Nguyen an aggregate 9,000,000 shares of common stock of the Company.

Therefore, in accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignation of its officers and directors effective as of April 8, 2016 as follows: (i) Long Nguyen as the Chairman of the Board of Directors and President/Chief Executive Officer; (ii) Khoo Hsiang Hoa as Secretary; and (iii) Hoa Nguyen as Treasurer. In further accordance with the terms and provisions of the Stock Purchase Agreement, the following individuals were appointed as executive officers and/or members of the Board of Directors effective as of April 8, 2016: (i) Xianguo Si as the Chairman and sole member of the Board of Directors; (ii) Aibo Wen as the President/Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer; and (iii) Shaquan Chen as the Vice President.

Biographies

Xianguo Si. Mr. Xianguo has over twenty years of experience in managerial capacities for large to medium sized companies involving a number of different industries. From approximately September 1997 through February 2002, Mr. Xianguo was engaged as a manager and consultant for the marketing department with Nanjing Zhanxu Trade Co., Ltd. From approximately March 2002 through January 2008, Mr. Xianguo was employed as the vice president of Guangzhou Shengdong Group in Yuexiu District, Guangzhou. From approximately February 2008 through May 2011, Mr. Xianguo was employed as the general manger of Guangzhou branch of Wuyishan Chazhimeng Tea Co., Ltd. From approximately June 2011 through April 2015, Mr. Xianguo was employed as a general manager of Guangzhou Yi’ang Trade Ltd. And lastly, from May 2015 to current date, Mr. Xianguo was employed as the president of Chengdu World Style Maker Electronic Business Co. Ltd.

Mr. Xianguo has accumulated numerous skills and expertise involving areas such as marketing, market dynamics, marketing planning and implantation. He has further developed strong abilities in both written and verbal communication and demonstrated a great aptitude for coordination and socializing of management, employees and people in general. Mr. Xianguo has further demonstrated high qualities in leadership ability and management by placing a large degree of importance on values and principles. Mr. Xianguo also has developed an acute insightfulness into economics and commerce and investments.

Mr. Xianguo earned a Bachelor’s degree with a major in industry and business management from Nanjing University in July 1007.

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Wen Aibo. Mr. Wen has been a lawyer for over twenty years. From approximately 1992 through 2000, Mr. Wen was employed as legal counsel for the Chenghua Processing Plant of Chengdu Glassworks. During this period, Chenghua became the only enterprise making profits continuously in the building material system of Chengdu and ranked top in sales performance among rivals. Chenghua also became the largest manufacturer of mirrors for civil use in the Southwest China region. From 1985 to 2000, Chengdu successfully monopolized the production of mirrors for civil use in the market of Sichuan and created an annual return rate of 800%. In the same period, Chengdu Longben Glass Co., Ltd. (Sino-Foreign Joint Venture) became the glass producer with the best processing quality and level in Chinese inland and became a leading enterprise. Chengdu Tonghe Industry Ltd. was an enterprise engaged in processing technology research and development and production of glass leading China with its technologies and taking the initiative to develop "crystal patter glass".

Currently, Mr. Wen is engaged as the president of Sichuan Yitaoying Ceramic Cultural Products Co., Ltd., which is the largest producer of colored ceramics in Sichuan, the president of Chengdu Yanxing Building Materials Co., Ltd. and the president of Sichuan Guiyun Health Management Co., Ltd., which is focused on being a new type of community food therapy enterprise of health. He also serves as the vice chairman of the chamber of commerce of Danling, vice chairman of the association of industry and commerce of Danling and a member of the standing committee of CPPCC Danling.

Mr. Wen graduated with a law major from the Open University of China in July 1988. He honored as an excellent graduate and a student of merits of the Open University of China. He also was number one in his class in academic performance in the work station of the Open University for five semesters in succession.

Shuquan Chen Biography. During the past twenty years, Mr. Chen has been involved with a number of companies and is considered a prominent and representative entrepreneur in Guangdong Province, China, leading with reform and innovation in the investment management industries. Under Mr. Chen's leadership, the companies he has founded lead in the investment industry with many major innovations by valuing supply chain and choosing investment orientation accurately. Mr. Chen has made a positive contribution in promoting reform and development of China's investment industry.

From approximately October 2012 to current date, Mr. Chen was the chairman of the board of directors of Guangzhou Feng Dequan Education Co., Ltd., which under his management resulted in the expansion of educational institutions in a substantial number of cities in China with more than 100 individual clients and 58 educations. The company has become recognized as a leading expert in early education and represents the largest educational brand. From approximately December 2011 to current date, Mr. Chen is also the founder and chief executive officer of Guangxi Weilong Investment (Weilong Technoloy Park) Co., Ltd.

From approximately early 2005 through September 2014, Mr. Chen was the chairman and founder of Guangdong World Venture Capital Co., Ltd., where during ten years he built the company from a start-up organization with eight employees to a 1,000,000 RMB investment fund, which is now a well-known investment group in the Guangdong Province. The investments covered real estate, small loan companies, education, supply chains and other fields. Guangdong World Venture Capital Co. Ltd. invested and held shares of Feng Dequan Education Consulting Co. Ltd. resulting in Feng Dequan Consulting Co. Ltd. becoming a premier educational brand in the field of early education in China. From approximately August 1992 through December 2012, Mr. Chen was also the chairman of Guangzhou Yifu Engineering Design Co., Ltd.

Mr. Chen is also active in the Chinese educational charities. Together with Feng Dequan Education Consulting Co. Ltd., the father of China's early education and the Working Committee for the Care of the Next Generation, Mr. Chen established the "Sunshine Education Charity Feng Dequan Fund", which is committed to help children in poor areas get education, care for children's growth, support for development of early education in poor areas and building more public welfare charity. In September 2014, Chen Shuquan officially resigned from the Guangdong World Venture Capital to be the Chief Executive Officer of the Company. Mr. Chen is confident that he will be able to lead the Company to become one of China's top industry supply chain groups.

Mr. Chen attended and earned a bachelor degree in economics from Beijing Normal University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 29,500,000 shares of common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner Officers and Directors	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	Xianguo Si Room 1002, Unit 3, Building 4 Fenghuangcheng, Tianfu 2nd Street Chengdu City Sichuan Province	10,200,000	34.58%
Common Stock	Aibo Wen Room 917, Unit 1, Building 4 Mudan Mingdi, No. 5 Xinguang Road Wuhou District, Chengdu City	3,140,000	10.64%
Common Stock	Shaquan Chen Yihao Ge 41E Gangyi Haoting Yard Chuanbu Road, Luohu District Shenzhen City Guandong Province, China	-0-	0%
Common Stock	Officers and Directors as a Group (3 person)	13,340,000	45.22%
	Beneficial Owners in Excess of 5% Liang Qiaofang Room 2304, Building 19 Zhudao Garden Liwan District, Guangzhou	6,660,000	22.57%
(1)	Percentage of beneficial ownership of our common stock is based on 29,500,000 shares of common stock outstanding as of the date of this Current Report.

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Proposed Future Business Operations

Subsequent to the Stock Purchase Agreement, the business operations of the Company will change. The Company will be filing a current report on Form 8-K in the future further detailing the new business operations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALLION SYNERGIES INC.

DATE: June 16, 2016	/s/ Aibo Wen
Aibo Wen
President/Chief Executive Officer

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